EXHIBIT 5.1


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                                            February 24, 2006


IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101

                  Re:  IndyMac MBS, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for IndyMac MBS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to Mortgage Pass-Through Certificates (the "Certificates") and Mortgage Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), issuable in series (each, a "Series"). The Registration Statement is being filed pursuant to Rule 415 under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee and a servicer to be identified in the prospectus supplement for such Series of Securities (the "Trustee" and the "Servicer" for such Series, respectively).

         We have examined copies of the Company's Certificate of Incorporation and Bylaws, and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When any Agreement for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, the Trustee and any other party thereto for such Series, such will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and countersigned by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment thereof as contemplated in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         3. The information set forth in the Prospectus under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. The opinion set forth in paragraph 3 is based on the current provisions of the Internal Revenue Code of 1986 and the Treasury regulations issued or proposed thereunder. Revenue Rulings and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions on which the opinion is based.

         We hereby consent to the use of our name in each prospectus supplement and the prospectus under the captions "Material Federal Income Tax Consequences" and "Legal Matters," as applicable, and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ Sidley Austin LLP
                                                     ---------------------------
                                                         Sidley Austin LLP



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